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                                                                     EXHIBIT 3.3
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                                                    As Amended February 27, 2001

                           BAXTER INTERNATIONAL INC.
                                     BYLAWS

                                   ARTICLE I
                                  STOCKHOLDERS

   SECTION l. PLACE OF HOLDING MEETINGS. All meetings of the stockholders shall be held at the office of the Corporation in Deerfield, Illinois, or such other place as shall be determined by the Board of Directors.

   SECTION 2. ELECTION OF DIRECTORS.

   (a) The annual meeting of stockholders for the election of directors and the transaction of other business shall be held at such time and date as shall be determined by the Board of Directors.

   (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.

   (c) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation.

   (d) To be timely, a stockholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

   (e) To be in proper written form, a stockholder's notice to the Corporate Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a

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representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

   (f) No person shall be eligible for election as a director of the Corporation, at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, unless nominated in accordance with the procedures set forth in this Section 2. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

   SECTION 3. VOTING. The Corporate Secretary shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders in either hard copy or electronic format, entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the office of the Corporation in Deerfield, Illinois, for a period of at least ten days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

   The Corporate Secretary shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders, in either hard copy or electronic format, entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the office of the Corporation in Deerfield, Illinois, for a period of at least ten days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

   SECTION 4. QUORUM. Except as provided in the next section hereof, any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.

   SECTION 5. ADJOURNMENT OF MEETINGS. If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from time to time by a majority of the stockholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the stockholders entitled by statute to receive the same, and such notice contains a statement of the purpose of the meeting, that the previous meeting failed for lack of a quorum, and that under the provisions of this Section it is proposed to hold the adjourned meeting with a quorum of those present, then any number of stockholders, in person or by proxy, shall constitute a quorum at such meeting unless otherwise provided by statute.

   SECTION 6. SPECIAL MEETINGS: HOW CALLED. Special meetings of the stockholders for any purpose or purposes may be called only (a) by the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary, and shall be called by the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary, signed by a majority of the directors or (b) by resolution of the directors.

   SECTION 7. NOTICE OF STOCKHOLDERS' MEETINGS. Written or printed notice stating the time and place of regular or special meetings of the stockholders and the general nature of the business to be considered shall be mailed by the Corporate Secretary, or such other officer as the Board of Directors may designate, to each stockholder entitled to vote thereat at such stockholder's address as it appears on the records of the Corporation, at least twenty (20) days but not more than sixty (60) days before the date of such meeting.

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   SECTION 8. CONDUCT OF THE MEETINGS.

   (a) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his or her absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

   (b) If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her doing so, the meeting is immediately adjourned.

   (c) The chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

   (d) A resolution or motion shall be considered for vote only if (i) proposed by a stockholder or duly authorized proxy, and seconded by an individual, who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution and (ii) all other requirements under law, the Corporation's Certificate of Incorporation, these Bylaws or otherwise, for consideration of such a resolution or motion have been duly satisfied as determined by the chairman in his or her absolute discretion, from which there shall be no appeal.

   SECTION 9. ANNUAL MEETINGS.

   (a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 9.

   (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation, which notice is not withdrawn by such stockholder at or prior to such annual meeting.

   (c) To be timely, a stockholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

   (d) To be in proper written form, a stockholder's notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

   (e) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in

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this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                  ARTICLE II
                                   DIRECTORS

   SECTION 1. QUALIFICATION AND QUORUM. No person shall be eligible for election or appointment as a director who, at the time of his election or appointment is 72 years old, or older, provided, however, that this provision shall not be applicable to persons who have been elected or appointed as directors prior to the 1978 annual meeting of the stockholders.

   One-third of the total number of directors (rounded upwards, if necessary, to the next whole number) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need to be given other than by announcement at said meeting which shall be so adjourned. The Board of Directors may also transact business without a meeting if all members of the Board of Directors consent thereto in writing.

   SECTION 2. FIRST MEETING. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

   SECTION 3. ELECTION OF OFFICERS. At the first meeting or at any subsequent meeting called for the purpose, the directors shall elect a Chairman of the Board from their number, and a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Group Vice Presidents, one or more Vice Presidents, a Treasurer, a Corporate Secretary, and one or more Assistant Corporate Secretaries, who need not be directors. Such officers shall hold office until the next annual election of officers, and until their successors are elected and qualified.

   SECTION 4. SPECIAL MEETINGS: HOW CALLED: NOTICE. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Corporate Secretary on the written request of any two directors on twenty-four (24) hours notice to each director. Such notice, which need not specify the purpose of the meeting or the matters to be considered thereat, may be given as provided in Article VIII, personally (including by telephone) or by telegram or other written communication delivered to the residence or office of the director. Such personal notice or written communication shall be effective when delivered.

   SECTION 5. PLACE OF MEETING. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Delaware, at any office or offices of the Corporation, or at any place as they may from time to time by resolution determine.

   SECTION 6. GENERAL POWERS OF DIRECTORS. The Board of Directors shall have the management of the business of the Corporation, and subject to the restrictions imposed by law, by the Certificate of Incorporation, or by these Bylaws, may exercise all the powers of the Corporation, including any powers incidental thereto.

   SECTION 7. COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee may be paid together with expenses for attendance at meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

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                                  ARTICLE III
                                   COMMITTEES

   SECTION 1. The Board of Directors shall create an Executive Committee, an Audit Committee, a Compensation Committee, a Finance Committee, a Planning and Organization Committee, and a Public Policy Committee, and may create such other committees as the Board of Directors, from time to time, deems desirable. Each committee shall consist of three or more of the directors of the Corporation and, to the extent provided in the resolutions creating the committees or in these Bylaws, shall have the powers of the Board of Directors in the management of the business and affairs of the Corporation.

   SECTION 2. A majority of the Executive Committee shall consist of directors who are independent of management and free from any relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The Policy Statement on audit committees issued by the New York Stock Exchange shall be applicable in determining which directors are "independent" for this purpose.

   The Executive Committee shall have all the powers and authority of the Board of Directors, including the authority to declare a regular annual or quarterly dividend, to authorize the issuance of stock and other securities and to adopt a Certificate of Ownership and Merger under Delaware law, provided that the Executive Committee shall not, in any event, have authority to amend the Certificate of Incorporation, to adopt any agreement of merger or consolidation involving the Corporation as a merging or consolidating party, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, to amend the Bylaws of the Corporation or to declare a dividend other than a regular annual or quarterly dividend.

   SECTION 3. The Audit Committee shall consist solely of directors who are independent of management as defined in Section 2.

   The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities for the Corporation's accounting and financial reporting practices and provide a channel of communication between the Board of Directors and the Corporation's independent auditors.

   To accomplish the above purposes, the Audit Committee shall:

     (a) Review with the independent auditors the scope of their annual and interim examinations, placing particular attention where either the committee or the auditors believe such attention should be directed, and to direct the auditors to expand (but not to limit) the scope of their audit whenever such action is, in the opinion of the committee, necessary or desirable. The independent auditors shall have sole authority to determine the scope of the audit which they deem necessary for the formation of an opinion on financial statements.

     (b) Consult with the auditors during any annual or interim audit on any situation which the auditors deem advisable for resolution prior to the completion of their examination.

     (c) Meet with the auditors to appraise the effectiveness of the audit effort. Such appraisal shall include a discussion of the overall approach to and the scope of the examination, with particular attention on those areas on which either the Audit Committee or the auditors believe emphasis is necessary or desirable.

     (d) Determine through discussions with the auditors and otherwise, that no restrictions were placed by management on the scope of the examination or its implementation.

     (e) Inquire into the effectiveness of the Corporation's accounting and internal control functions through discussions with the auditors and appropriate officers of the Corporation and exercise supervision of the Corporation's policies which prohibit improper or illegal payments.

     (f) Review with the auditors and management any registration statement which shall be filed by the Corporation in connection with the public offering of securities and such other public financial reports as the committee or the Board of Directors shall deem desirable.

     (g) Report to the Board of Directors on the results of the Audit Committee's activities and recommend to the Board of Directors any changes in the appointment of independent auditors which the Audit Committee may deem to be in the best interests of the Corporation and its stockholders.

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     (h) Have such other powers and perform such other duties as the Board of
  Directors shall, from time to time, grant and assign to it.

   SECTION 4. The Compensation Committee shall consist solely of directors who are independent of management, as defined in Section 2.

   The Compensation Committee shall (a) determine the salaries of officers, other than the Chairman of the Board, the Chief Executive Officer and the President and advise the Board of Directors of such determination, (b) exercise the authority of the Board of Directors concerning benefit plans, including those plans which are limited in their application to officers and senior management, (c) serve as the administration committee of the Corporation's stock option plans, (d) exercise the authority of the Board of Directors to issue stock of the Corporation as compensation or as an incentive to non-employee directors, officers, employees, consultants or advisors, (e) make recommendations to the Board of Directors concerning the salaries of the Chairman of the Board, the Chief Executive Officer and the President, (f) advise the Board of Directors and the Chief Executive Officer on other compensation and benefit matters and (g) perform such other duties as shall be requested by the Chairman of the Board or the Chief Executive Officer or designated by Board of Directors resolution or specific benefit plans.

   SECTION 5. A majority of the Finance Committee shall consist of directors who are independent of management as defined in Section 2.

   The Finance Committee shall exercise the power and authority of the Board of Directors, and assist the Board of Directors in fulfilling its responsibilities, in connection with the financial affairs of the Corporation, as follows:

   The Finance Committee shall:

     (a) have the authority to approve, without further action by the Board of Directors: (i) financing proposals, including loans and securities offerings involving not more than $100 million, and matters relating thereto, and (ii) proposed capital expenditures, acquisitions, divestitures, partnerships, strategic alliances involving the purchase or sale of a security, and other similar transactions involving a commitment by the Corporation of more than $10 million, but not more than $50 million (including the issue of the Corporation's common stock in connection with such transactions); and

     (b) review the following and, when appropriate, report or make recommendations to the Board of Directors: (i) annual, quarterly or extraordinary dividend proposals, (ii) financing proposals involving more than $100 million, (iii) results of the management of pension assets and the reasonableness of the major actuarial assumptions which impact the funding of the pension benefits, (iv) proposed capital expenditures, acquisitions, divestitures, partnerships, strategic alliances involving the purchase or sale of a security, and other similar transactions involving a commitment by the Corporation of more than $50 million, and (v) the risk management program of the Corporation; and

     (c) exercise such other authority and duties as the Board of Directors may from time to time delegate to it.

   SECTION 6. The Planning and Organization Committee shall consist solely of directors who are independent of management, as defined in Section 2.

   The Planning and Organization Committee shall assist and advise the Board of Directors in connection with Board of Directors membership, Board of Directors committee structure and membership and general organization and planning matters. To accomplish these purposes, the Planning and Organization Committee shall:

     (a) Develop general criteria for use in selecting potential new Board of Directors members and assist the Board of Directors in identifying and attracting qualified candidates for election to the Board of Directors;

     (b) Recommend to the Board of Directors annually a slate of nominees to be proposed by the Board of Directors to the stockholders as nominees for election as directors and, from time to time, recommend persons to fill any vacancy on the Board of Directors;

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     (c) Recommend to the Board of Directors any changes in number, authority and duties of Board of Directors committees and the chairmen and members who should serve thereon;

     (d) Advise the Board of Directors and the Chairman/Chief Executive Officer on major organization matters and issues relating to the organization structure of the Corporation, as well as management succession plans;

     (e) Oversee the succession planning process for the Chairman/Chief Executive Officer;

     (f) Develop and implement an annual process for evaluating the performance of the Chairman/CEO that includes measurable performance objectives, performance assessment against such objectives and communication and coordination with the Compensation Committee in furtherance of its responsibility to recommend to the full Board compensation decisions with respect to the Chairman/CEO;

     (g) In the event of the death, incapacity, resignation or other absence (temporary or permanent) of the Chief Executive Officer, the Planning and Organization Committee shall confer and recommend for election by the full Board of Directors an acting or successor Chief Executive Officer;

     (h) Make recommendations to the Board of Directors concerning compensation payable for Board of Directors membership, as well as other benefits available to Board of Directors members;

     (i) Exercise the authority of the Board of Directors concerning policies relating to service by directors and employees on other unrelated Board of Directors of directors; and

     (j) Have such other duties and authority as shall be assigned or granted to it from time to time by the Chief Executive Officer or the Board of Directors.

   SECTION 7. The Public Policy Committee shall consist of directors of the Corporation, a majority of whom are independent of management, as defined in
Section 2.

   The Public Policy Committee shall review the policies and practices of the Corporation to assure that they are consistent with its social responsibility to employees, to customers, and to society. It is anticipated that emphasis will include the following areas:

     (a) the health and safety of employees and consumers;

     (b) the fulfillment of the company's responsibilities to women, racial minorities, and disadvantaged persons;

     (c) the physical and social environment;

     (d) contributions to educational, health, cultural, and other social institutions;

     (e) community actions where it is necessary to close or move a business unit or significantly reduce employment;

     (f) the ethical standards of the Corporation; and

     (g) other duties and authority as shall be assigned or granted to it from time to time by the Chief Executive Officer or the Board of Directors.

   SECTION 8. The following provisions shall apply to all committees of the Board of Directors:

     (a) Any power or authority granted to a committee by these bylaws may also be exercised by the Board of Directors or the Executive Committee.

     (b) Each member of a committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of a committee, or until the committee is dissolved by a majority of the whole Board of Directors or the member is removed as hereinafter provided.

     (c) Meetings of a committee may be called by any member thereof, the Chairman of the Board, the Chief Executive Officer, the President, the Corporate Secretary, or any Assistant Corporate Secretary upon twenty-four
  (24) hours notice to each member stating the place, date, and hour of the meeting, which notice may be written or oral. If mailed, the notice shall be deemed to be delivered when deposited in the United

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  States mail, addressed to the member of the committee at his or her business address, provided it is mailed four (4) days prior to the meeting. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

     (d) The lesser of a majority of the members or two members of a committee shall constitute a quorum for the transaction of business at any meeting thereof and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     (e) Any action that may be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the members of a committee and filed with the minutes of the committee, which action shall be effective as of the date stated in such consent.

     (f) Any vacancy on a committee may be filled by a resolution adopted by a majority of the Board of Directors.

     (g) Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

     (h) The chairman of the committee shall, if present, preside at all meetings of a committee. A committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. Each committee shall keep regular minutes of its proceedings and report its proceedings at the next meeting of the Board of Directors.

     (i) The Chairman of the Board, Chief Executive Officer and the President shall act in an advisory capacity to all committees other than the Executive Committee.

                                  ARTICLE IV
                                   OFFICERS

   SECTION 1. The officers of the Corporation shall include, when and if designated by the Board of Directors, a Senior Chairman, a Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Group Vice Presidents, one or more Vice Presidents, a Corporate Secretary, one or more Assistant Corporate Secretaries, a Treasurer, and such other officers as may from time to time be elected or appointed by the Board of Directors. Any one person may hold any number of offices of the Corporation unless specifically prohibited therefrom by law.

   SECTION 2. SENIOR CHAIRMAN. The Senior Chairman shall, in the absence of the Chairman of the Board, the Chief Executive Officer and the President, preside at all meetings of the stockholders and the Board of Directors. In addition, the Senior Chairman shall advise the Chief Executive Officer and the President on matters of long and short term strategic planning, policy and other major matters affecting the Corporation and shall have such duties, authority and responsibilities as the Chief Executive Officer, the President or the Board of Directors shall designate from time to time.

   SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Board of Directors. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He or she shall act as spokesman for the Board of Directors and as a liaison between the Board of Directors and the Corporation. The Chairman of the Board shall perform all other duties commonly incident to this office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time

   SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have responsibility for the management of the Corporation, including the general supervision and control of all the business and affairs of the Corporation, and shall have such other powers and duties as may be assigned to him or her from time to time by the Board of Directors. The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive Officer

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shall participate in long range planning for the Corporation. He or she may sign shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, or which are in the ordinary course of business of the Corporation. The Chief Executive Officer may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. The Chief Executive Officer shall perform other duties commonly incident to this office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

   SECTION 5. PRESIDENT. The President shall have such duties and authority as the Chief Executive Officer may determine from time to time. In the absence or disability of the Chief Executive Officer, the President shall exercise all powers and discharge all of the duties of the Chief Executive Officer, including the general supervision and control of all the business and affairs of the Corporation. The President shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of stockholders and the Board of Directors. The President may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business of the Corporation. The President may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. The President shall perform all other duties commonly incident to this office and shall also perform such other duties and have such powers as the Chief Executive Officer shall designate from time to time.

   SECTION 6. VICE PRESIDENT. In the absence or disability of the Chief Executive Officer and the President, the functions of the Chief Executive Officer shall be performed by the Executive Vice President who was first elected to that office and who is not then absent or disabled, or, if none, the Senior Vice President who was first elected to that office and who is not then absent or disabled, or, if none, the Group Vice President who was first elected to that office and who is not then absent or disabled, or, if none, the Vice President who was first elected to that office and who is not then absent or disabled. Each Executive Vice President, Senior Vice President, Group Vice President and Vice President shall have such powers and shall discharge such duties as may be assigned to him or her from time to time by the Chief Executive Officer or the President and may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business. Each Executive Vice President, Senior Vice President, Group Vice President and Vice President may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. Each Vice President shall perform all other duties commonly incident to this office and shall also perform such other duties and have such powers as the Chief Executive Officer or President shall designate from time to time.

   SECTION 7. CORPORATE SECRETARY. The Corporate Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in the case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer or the directors, upon whose requisition the meeting is called as provided in these Bylaws. The Corporate Secretary shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. The Corporate Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chief Executive Officer or the President, and attest the same. The Corporate Secretary shall have charge of the original stock books, transfer books and stock ledgers, and act as transfer agent in respect of the stock and the securities of the Corporation in the absence of designation by the Board of Directors of a corporate transfer agent, and shall perform all of the other duties incident to the office of Corporate Secretary. The Corporate Secretary may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

   SECTION 8. ASSISTANT CORPORATE SECRETARY. Each Assistant Corporate Secretary shall have such powers and perform such duties as shall be assigned to him or her by the directors or delegated to him

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by the Corporate Secretary, and in the absence or inability of the Corporate
Secretary to act, shall have the same general powers as the Corporate
Secretary.

   SECTION 9. TREASURER. The Treasurer shall perform such duties as shall be delegated to him by the Board of Directors.

                                   ARTICLE V
                      RESIGNATIONS; FILLING OF VACANCIES;
                        INCREASE OF NUMBER OF DIRECTORS

   SECTION 1. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein and, if no time be specified, at the time of the receipt of such resignation by the Chairman of the Board, the Chief Executive Officer, the President or the Corporate Secretary. The acceptance of the resignation shall not be necessary to make it effective.

   SECTION 2. FILLING OF VACANCIES. If the office of any member of a committee or other officer becomes vacant, the vacancy may be filled only by the remaining directors in office, although less than a quorum, who, by a majority vote, may appoint any qualified person to fill such vacancy. Except as set forth below, any vacancy on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person appointed to fill a vacancy shall hold office for the unexpired term and until his or her successor shall have been elected and qualified.

   SECTION 3. INCREASE IN NUMBER OF DIRECTORS. The number of directors may be increased or decreased at any time by the affirmative vote of a majority of the directors at a regular meeting or a special meeting called for that purpose. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office. These additional directors may be chosen at such meeting to hold office until the next election of the class for which such directors have been chosen and until their successors have been elected and qualified.

                                  ARTICLE VI
                                 CAPITAL STOCK

   SECTION l. CERTIFICATES OF STOCK. Certificates of stock, numbered and with the seal of the Corporation affixed, signed by the Chief Executive Officer, the President or any Vice President, and the Corporate Secretary or an Assistant Corporate Secretary, shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Any of or all the signatures on these certificates may be facsimile. In case any officer or transfer agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or transfer agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or transfer agent at the date of issue unless otherwise provided in accordance with Delaware law.

   SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond, in such sum as they may direct, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

   SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

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   SECTION 4. DETERMINATION OF RECORD DATE.

   (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

   (b) If no record date is fixed:

     (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

   (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

   SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, if any, and Delaware law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interests of the Corporation.

                                  ARTICLE VII
                                   AMENDMENTS

   SECTION 1. AMENDMENTS OF BYLAWS. The stockholders by the affirmative vote of the holders of the majority of the stock issued and outstanding, or the directors by the affirmative vote of a majority of the directors present at any meeting, may amend or alter any of these Bylaws, provided the substance of the proposed amendment shall have been stated in the notice of the meeting.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

   SECTION 1. CORPORATE SEAL. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, and the words "Corporate Seal, Delaware". Said seal may be used by causing it or facsimile thereof to be impressed or affixed or reproduced or otherwise.

   SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

   SECTION 3. PRINCIPAL OFFICE. The registered office shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington and County of New Castle, and such company shall be the registered agent of this Corporation.

   SECTION 4. BANK ACCOUNTS, CHECKS, DRAFTS, NOTES. The Corporation shall maintain such bank accounts and checks upon such accounts shall be signed and/or countersigned by such officers as may be designated by resolution of the Board of Directors. Notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

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   SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Any notice required to be given under these Bylaws may be waived by the person entitled thereto. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

   SECTION 6. CERTAIN PURCHASES BY THE CORPORATION OF OUTSTANDING SHARES OF ITS COMMON STOCK.

   (a) Vote Required for Certain Purchases. Except as set forth in subsection
(b) of this Section 6, in addition to any vote of the Corporation's stockholders required by law, the Corporation's Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of not less than a majority of the Voting Stock (as defined below) of the Corporation shall be required before the Corporation may purchase any outstanding shares of Common Stock of the Corporation at a price known by the Corporation to be above Market Price (as defined below) from a person known by the Corporation to be a Selling Stockholder (as defined below). Such affirmative vote will be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange.

   (b) When a Vote is Not Required. The provisions of subsection (a) of this
Section 6 will not apply to:

     (i) any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder;

     (ii) any purchase or acquisition made pursuant to an open market purchase program approved by the Board of Directors; or

     (iii) any purchase or acquisition which is approved by the vote of a majority of the directors then in office and which is made at no more than the Market Price, on the date that the understanding between the Corporation and the Selling Stockholder is reached with respect to such purchase (whether or not such purchase is made or a written agreement relating to such purchase is executed on such date), of shares of the Common Stock of the Corporation to be purchased.

   (c) Certain Definitions. For purposes of this Section 6, the following terms are defined as follows:

     (i) "Voting Stock" means the outstanding shares of capital stock of the Corporation entitled to vote in elections of directors of the Corporation considered as one class.

     (ii) "Market Price" means the highest closing sale price, during the 30-day period immediately preceding the date of the making of such purchase agreement, of a share of the Common Stock of the Corporation on the Composite Tape for the New York Stock Exchange. If such stock is not quoted on the Composite Tape or is not listed on the New York Stock Exchange, then such price during the 30-day period on the principal United States securities exchange registered under the Exchange Act on which such stock is listed. If such stock is not listed on any such exchange, then the highest closing bid quotation with respect to a share of such stock during the 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use. If no such quotations are available, the fair market value on the date in question of a share of such stock.

     (iii) "Selling Stockholder" means and includes any person (other than the Corporation, any of its Subsidiaries, any benefit plan or trust of or for the benefit of the Corporation or any of its Subsidiaries, or any trustee, agent or other representative of any of the foregoing) who or which is the beneficial owner of in the aggregate five percent (5%) or more of the outstanding shares of Common Stock of the Corporation and who or which has purchased or agreed to purchase any of such shares within the most recent two-year period. For purposes of determining whether a person is a Selling Stockholder, the number of shares of Common Stock deemed to be outstanding and the number of shares beneficially owned by the person shall include shares respectively deemed owned through application of Article VIII, Section 6(c)(v), but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

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     (iv) A "person" means any individual, firm, partnership, corporation or other entity (including, without limitation, a "group" within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder).

     (v) A person shall be the "beneficial owner" of any shares of Common Stock of the Corporation:

       (A) which such person or any of its Affiliates or Associates (as defined below) beneficially owns, directly or indirectly; or

       (B) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is conditional or exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

       (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing thereof.

     (vi) The terms "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the rules and regulations under the Exchange Act.

     (vii) "Subsidiary" means any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) is at the time owned or controlled directly or indirectly by the Corporation and/or one or more Subsidiaries.

   (d) Fiduciary Duty of Selling Stockholder. Nothing contained in this Section 6 shall be construed to relieve any Selling Stockholder or any other person from any fiduciary obligation imposed by law.

   (e) Interpretations. The Board of Directors of the Corporation has the power to construe and interpret this Section 6, including, without limitation, (i) whether a person is a Selling Stockholder, (ii) whether a person is an Affiliate or Associate of another, (iii) whether this Section 6 is applicable to a proposed transaction, (iv) what is the Market Price and whether a price is above Market Price, and (v) when or whether a purchase or agreement to purchase any shares of Common Stock of the Corporation has occurred and when or whether a person has become a beneficial owner of any shares of Common Stock of the Corporation. Any decision or action reasonably taken by the Board of Directors of the Corporation in good faith in connection with the interpretation of this
Section 6 shall not constitute a violation of and shall be deemed to be in accordance with the terms of this Section 6.

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